UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): January 29, 2007
Input/Output, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2101 CityWest Blvd
Building III, Suite 400
Houston, Texas 77042
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
SIGNATURES

Item 3.03      Material Modification to Rights of Security Holders.
          In accordance with the terms of the Rights Agreement dated January 27, 1997, as amended, between Input/Output, Inc. (the “Company”) and Harris Trust and Savings Bank, as Rights Agent, the rights to purchase Series A Preferred Stock previously issued under the Agreement expired by their terms at the close of business on January 29, 2007. The terms of the Agreement and the related stock purchase rights issued under the Agreement are described in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission (“SEC”) on January 27, 1997, as amended by the Form 8-A/A-1 filed with the SEC on May 7, 1999. The Company’s board of directors determined that the Company would not renew the Agreement or extend the expiration date of the rights.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	INPUT/OUTPUT, INC.
	By:	/s/ ROBERT P. PEEBLER
Robert P. Peebler
President and Chief Executive Officer